SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2008

CHINA GROWTH DEVELOPMENT, INC.
 (Exact name of registrant as specified in Charter)

Delaware	333-109548	13-4204191
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

927 Canada Court
City of Industry, California 91748
 (Address of Principal Executive Offices)

(626) 581-9069
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled "Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations , and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on November 12, 2007, we entered into a Stock for Stock Equivalent Exchange Agreement and Plan (the “Exchange Agreement”) with Taiyuan Rongan Business Trading Company, Limited, a company incorporated under the laws of the Peoples Republic of China (“TRBT”) and each of the equity owners of TRBT (the “TRBT Shareholders”).  The closing of the transaction took place on May 7, 2008 (the “Closing Date”) and resulted in the acquisition of TRBT (the “Acquisition”).  Pursuant to the terms of the Exchange Agreement, we acquired eighty percent (80%) of the outstanding capital contributions in TRBT (the “Interests”) from TRBT and the TRBT Shareholders.  As consideration for the interests, we issued and transferred an aggregate of 31,500,000 shares, or 90% of the Company’s common stock.

Under the terms of the agreement, as a condition precedent to closing we have undertaken a one for 100 (1:100) reverse stock split of our outstanding common stock which was declared effective on December 13, 2007.  Taiyuan Rongan must have received and delivered documentation of the approvals for the transaction from the various divisions of the Chinese government. In addition, it is a condition of closing of the agreement that an outstanding $200,000 principal amount convertible promissory note be satisfied prior to closing by issuing 2,590,934 shares of our common stock (post-split).  In anticipation of the closing, Messrs. Brian John and Richard A. Miller, our executive officers and directors, have terminated their employment agreements and forgiven all accrued but unpaid compensation due each of them. The closing of the agreement is also subject to customary closing conditions. At closing, our executive officers and directors will resign and executive officers and directors designated by Taiyuan Rongan will be elected. We will also issue Mirador Consulting, an affiliate of Messrs. John and Miller, a one year common stock purchase warrant to purchase 500,000 shares of our common stock at an exercise price of $1.00 per share.

TRBT is a privately owned business entity registered in Taiyuan, Shanxi, China in December 2005 under the laws of the People’s Republic of China.  TRBT holds 76.1% of the issued and outstanding capital contributions of companies organized in China that owns and operates 6 shopping malls.

Prior to the closing of the Exchange Agreement, TRBT was owned by 6 individuals: Mr. Aizhong An, Mr. Jiming Zhu, Ms. Junhui, Mr. Tianming Wang, Mr. Renyu Zhang and Mr. Fuxi Chen (the “TRBT Shareholders”).  In addition, the board of directors of TRBT consist of: Mr. Aizhong An, Ms. Junhui, Mr. Renyu Zhang, Mr. Samuel Liu, Mr. Jimin Zhu, Mr. Tianming Wang and Mr. Fuxi Chen.

As a result of the Exchange Agreement, the TRBT shareholders transferred 80% their interest in TRBT to the Company and, as a result, TRBT became a subsidiary of the Company.

As a further condition of the Exchange Agreement, the current officers and directors of the Company resigned and new officers and directors of the Company were appointed.

The Exchange Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration, the process of exchanging the consideration and the effect of the acquisition.

This transaction is discussed more fully in Section 2.01 of this Current Report.  This brief discussion is qualified by reference to the provisions of the Exchange Agreement which is attached to this report as Exhibit 2.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on November 12, 2007, we entered into the Exchange Agreement with TRBT and on May 7, 2008 we officially met all the conditions to close the transaction and allowed us to acquire 80% of the capital contributions of TRBT, a company incorporated under the laws of the People’s Republic of China, in accordance with the Exchange Agreement.  Because of some delays in satisfying certain conditions to Closing, the closing of the transaction took place on May 7, 2008 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired 80% of the outstanding capital contributions and ownership interests of TRBT from the TRBT Shareholders; and the TRBT Shareholders transferred and contributed 80% of their share interests in TRBT to us.  In exchange, we issued to the TRBT Shareholders 31,500,000 shares, or approximately 90% of our common stock.  On the Closing Date, TRBT became our subsidiary.

BUSINESS

DESCRIPTION OF BUSINESS

Our previous business was marketing and distributing Teeka Tan(R) Suncare Products, a broad line of high quality, value-priced sun care products. We also distributed the Safe Sea Jellyfish Sting Protective Lotion under a licensing agreement with its manufacturer. We sold these products directly to resorts, hotels and retailers with beach locations in south Florida, the Bahamas, Dominican Republic, Alabama, New Hampshire, Rhode Island, Connecticut, New York, North Carolina, South Carolina, Maine, Maryland and New Jersey.  Our customers are primarily beach front stores and hotels with high volume tourist traffic. We market our products through the use of our in house sales representative as well as independent distributors.

The company was formed in 2002 and during fiscal 2002 and fiscal 2003 our activities were primarily limited to development of our business plan, launching our TeekaTan product line, and development of our marketing model. We began to report revenues during the last part of fiscal 2003 from sales of our TeekaTan sun care products and exited development stage operations at the end of fiscal 2003. In February 2006, we entered into an agreement to distribute Safe Sea Jellyfish Sting Protective Lotion, which is marketed by its manufacturer as the world's only patented lotion that helps prevent against the stinging of most Jellyfish, Man-o-war, Sea Lice, Sea Nettle and Fire Corals. Under the initial terms of the agreement we had the exclusive right to distribute Safe Sea in the retail consumer markets in the United States, the Caribbean and Mexico for a period of five years. During the first quarter of fiscal 2007 at our request the terms of the agreement were amended to provide that it is non-exclusive and certain minimum quantity purchase requirements and obligation to spend marketing funds were cancelled. While our total sales have increased as a result of sales of the Safe Sea Jellyfish Sting Protective Lotion, we believe that the number of legacy sales were not sufficient to justify the additional financial commitments we made at the onset of the relationship.

In September 2007 we announced that we had had signed a letter of intent to acquire the Taiyuan Rongan Business Trading Company ("Taiyuan Rongan"), located in Taiyuan, Shanxi Province, China, in a stock for stock exchange. Taiyuan Rongan operates six shopping malls in the city of Taiyuan, China, of which it has 76% ownership. On November 12, 2007 we entered into a Stock for Stock Equivalent Exchange Agreement and Plan with Taiyuan Rongan and all of its current capital contributors (the "Taiyuan Rongan Shareholders") pursuant to which at closing the Taiyuan Rongan Shareholders will assign 80% of the 100% of capital contributions in Taiyuan Rongan to our company in exchange for an aggregate of 31,500,000 shares of our common stock and common stock purchase warrants to purchase an aggregate of 1,400,000 shares of our common stock at an exercise price of $0.50 per share, both giving effect to the reverse stock split described below.

BUSINESS DEVELOPMENT OF TRBT

Overview

TRBT is a company formed under the laws of the People’s Republic of China.  TRBT acquired all the capital contributions of Taiyuan Clothing Group Company Limited which has a 76.1% ownership interest in six shopping malls located in the Chaoyang Street area in the city of Taiyuan, Shanxi Province, China.

Business

TRBT is a real estate developer based in Taiyuan, Shanxi, China that owns and manages commercial space valued at more than US$60 million.  TRBT is engaged in the business of leasing units in shopping malls to commercial tenants for retail, wholesale and distribution of clothes, shoes, cosmetics, beddings and other consumer products.

THE MERGER

On November 12, 2007, we entered into a Stock for Stock Equivalent Exchange Agreement and Plan (the “Exchange Agreement”) with Taiyuan Rongan Business Trading Company, Limited, a company formed under the laws of the Peoples Republic of China (“TRBT”) and each of the equity owners of TRBT (the “TRBT Shareholders”).  The closing of the transaction took place on May 7, 2008 (the “Closing Date”) and resulted in the acquisition of TRBT (the “Acquisition”).  Pursuant to the terms of the Exchange Agreement, we acquired eighty percent (80%) of the outstanding capital contributions in TRBT (the “Interests”) from TRBT and the TRBT Shareholders.  As consideration for the interests, we issued and transferred an aggregate of 31,500,000 shares, or 90% of the Company’s common stock.

As a condition precedent to closing we undertook a one for one hundred (1:100) reverse stock split of our outstanding common stock and TRBT received and delivered documentation of the approvals for the transaction from the various divisions of the Chinese government.  The Company approved the reverse stock split on December 13, 2007 and it was announced and effective on December 13, 2007.  TRBT received approval from the Chinese government to enter into the transaction in January 2008.  In addition, it is a condition of closing of the agreement that an outstanding $200,000 principal amount convertible promissory note be satisfied prior to closing by issuing 2,590,934 shares of our common stock (post-split).  In anticipation of the closing, Messrs. Brian John and Richard A. Miller, our executive officers and directors, have terminated their employment agreements and forgiven all accrued but unpaid compensation due each of them. The closing of the agreement is also subject to customary closing conditions. At closing, our executive officers and directors will resign and executive officers and directors designated by TRBT will be elected. Additionally, we will also issue Mirador Consulting, an affiliate of Messrs. John and Miller, a one year common stock purchase warrant to purchase 500,000 shares of our common stock at an exercise price of $1.00 per share.

PRINCIPAL PRODUCTS

TRBT’s principle product is its shopping malls.  TRBT owns and operates five shopping malls which it leases out space to other businesses.

MARKETING AND DISTRIBUTION METHODS OF PRODUCTS AND SERVICES

TRBT leases its real estate holdings by operating its own leasing work force, who have offices in the relevant shopping malls.  Because of the dominance and desirability of these properties in the local commercial leasing market, TRBT does not usually advertise its mall space for rent.  Instead, when there are vacancies, TRBT would access its files on a standby list of potential lessees who have expressed interest in space available.

STATUS OF PUBLICLY ANNOUNCED NEW PRODUCTS/SERVICES

We expect that our company will grow over the next few years.  Currently, we own and operate six (6) shopping malls in the City of Taiyuan, in Shanxi Province of China.  Although TRBT has not announced any new shopping malls, we do expect to acquire at least three more shopping centers within the next three (3) years.

Specifically, in the near future, we expect to break ground on two projects: (1) Taiyuan West City Shopping Mall, Phase II; and (2) Taiyuan Royal City Shopping Mall, Phase II.  Taiyuan West City Shopping Mall, Phase II will be a 30,000 square meter, five story shopping center which will include 21,000 square meters of commercial space for retail stores.  Taiyuan Royal City Shopping Mall, Phase II will be a 40,000 square meter, six story shopping center which will include 28,000 square meters of commercial space for retail stores.

Chinese government policy is in favor of the growth of retail shops in Shanxi Province because it will greatly stimulate the economic growth of the region.  TRBT intends to fund the new project by internal cash flow and, depending on management’s assessment of available financing, a combination of bank financing, government policy subsidies, outside private investors or additional equity raised through public offerings.

INDUSTRY AND COMPETITIVE FACTORS

The commercial real estate industry in China is experiencing significant growth. However, new competitors are entering these industries at a record pace. Competition is increasing and it is beginning to become difficult to gain market share and grow. As more companies begin to emerge and try to gain market share from the already established businesses, there are certain factors that we believe will be critical for our growth:

•	Location: our shopping malls are in prime locations where it provides consumers easy access;
•	Strong Management Team: our management has exceptional experience in the commercial real estate market and is driven to grow TRBT;
•	Innovative Rent Payment Strategy: TRBT offers its tenants innovative payment options and is able to maximize lease payments and reduce its debt levels and accounts receivables; and
•	Access to Exclusive Land Banks: through the contacts of its management, TRBT expects to be able to acquire popular and profitable land for future shopping malls.

OUR INTELLECTUAL PROPERTY

The Company does not nor does it intend to own any patents or have any of its products or services patented.

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE PRIOR TWO FISCAL YEARS

TRBT is involved in the commercial real estate market and, as such, does not have significant research and development activities. Any research and/or development that the Company worked on over the prior two fiscal years has been in connection with analyzing market trends and valuing potential shopping malls in anticipation of possible acquisitions. The Company did not spend significant money or resources on research and development during the prior two fiscal years.

COMPLIANCE WITH ENVIRONMENTAL LAW

We comply with the Environmental Protection Law of PRC as well as applicable local regulations. In addition to statutory and regulatory compliance, we actively ensure the environmental sustainability of our operations. Penalties would be levied upon us if we fail to adhere to and maintain certain standards. Such failure has not occurred in the past, and we generally do not anticipate that it will occur in the future, but no assurance can be given in this regard.

EMPLOYEES

As of the Closing Date, we had approximately 400 full-time employees, including 10 senior managers.  The majority of our workforce is comprised of clerical and accounting staff, mall security, maintenance staff and a leasing office staff.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

•
WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES, AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand the scope of our services in the commercial real estate market. This expansion will place a significant strain on our management and our operational, accounting, and information systems.  We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems.  We will also need to effectively train, motivate, and manage our employees.  Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

•	WE CANNOT ASSURE YOU THAT OUR INTERNAL GROWTH STRATEGY WILL BE SUCCESSFUL, WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow internally through acquiring additional shopping malls in the Shanxi Province and other regions of China and increasing the productivity of our currently owned malls.  However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, trade and tariff barriers, unexpected costs, costs associated with marketing efforts and maintaining attractive financing rates.  We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets.  Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

•	WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL, RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.

In addition to our internal growth strategy, we have also explored the possibility of growing through strategic acquisitions.  We intend to pursue opportunities to acquire businesses in PRC that are complementary or related in product lines and business structure to us. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us.  If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business.  Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership.  Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.  We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates.  In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings.  At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition.  In addition to the above, acquisitions in PRC, including state owned businesses, will be required to comply with laws of the People's Republic of China ("PRC"), to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required.  If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

•	IF WE ARE NOT ABLE TO IMPLEMENT OUR STRATEGIES IN ACHIEVING OUR BUSINESS OBJECTIVES, OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED.

Our business plan is based on circumstances currently prevailing and the bases and assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development.  However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives.  If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

•	WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Aizhong An, Tianming Wang, Jiming Zhu, Renyu Zhang, Junhui and Fuxi Chen.  The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We do not maintain key man life insurance on the lives of these individuals.

•	WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never paid any dividends and have not declared any dividends to date in 2007.  Our board of directors does not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

•	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Our executive managers, through their common stock ownership, currently have majority voting power.  As a result, management through such stock ownership exercises significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

•	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

•
WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON STOCK AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. While we will not be subject to these requirements for the fiscal year ended December 31, 2007, we will be subject to these requirements beginning January 1, 2008.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

•	WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new products and services related to our industries and to expand into new markets.  The exploitation of our services may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

Risks Relating to the People's Republic of China

Our business operations take place primarily in China.  Because Chinese laws, regulations and policies are continually changing, our Chinese operations will face several risks summarized below.

•	LIMITATIONS ON CHINESE ECONOMIC MARKET REFORMS MAY DISCOURAGE FOREIGN INVESTMENT IN CHINESE BUSINESSES.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China.  The economic reforms in China in recent years are regarded by China’s central government as a way to introduce economic market forces into China.  Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

•	ANY CHANGE IN POLICY BY THE CHINESE GOVERNMENT COULD ADVERSELY AFFECT INVESTMENTS IN CHINESE BUSINESSES.

Changes in policy could result in imposition of restrictions on currency conversion, imports or the source of suppliers, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in China.  Although China has been pursuing economic reforms for the past two decades, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries, could significantly affect the government’s ability to continue with its reform.

•	WE FACE ECONOMIC RISKS IN DOING BUSINESS IN CHINA.

As a developing nation, China’s economy is more volatile than that of developed Western industrial economies.  It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency.  Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity.  In 1993, the Constitution of China was amended to reinforce such economic reforms.  The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces.  For example, in 1999, the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies, which are the mainstay of the Chinese economy.  However, there can be no assurance that, under some circumstances, the government’s pursuit of economic reforms will not be restrained or curtailed.  Actions by the central government of China could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

•	THE CHINESE LEGAL AND JUDICIAL SYSTEM MAY NEGATIVELY IMPACT FOREIGN INVESTORS.

In 1982, the National People’s Congress amended the Constitution of China to authorize foreign investment and guarantee the “lawful rights and interests” of foreign investors in China. However, China’s system of laws is not yet comprehensive. The legal and judicial systems in China are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. China’s legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China’s political, economic or social life, will not affect the Chinese government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the Peoples Republic of China legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the Peoples Republic of China accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. China’s accounting laws require that an annual “statutory audit” be performed in accordance with Peoples Republic of China accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the Peoples Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business license revocation.

Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the “United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958).” Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

•	CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

•	THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

•
THE APPROVAL OF THE CHINESE SECURITIES REGULATORY COMMISSION (“CRSC”) MAY BE REQUIRED IN CONNECTION WITH THIS OFFERING UNDER A RECENTLY ADOPTED PRC REGULATION; SINCE THIS OFFERING DID NOT COMMENCE PRIOR TO THE EFFECTIVE DATE OF THE REGULATION, WE MAY BE REQUIRED TO OBTAIN CRSC APPROVAL FOR THIS OFFERING AND WE CAN NOT CURRENTLY PREDICT THE CONSEQUENCES OF ANY FAILURE TO OBTAIN SUCH APPROVAL.

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, promulgated a regulation that became effective on September 8, 2006. This regulation, among other things, purports to require offshore special purpose vehicles, or SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

While the application of this new regulation is not yet clear, we believe, based on the advice of our PRC counsel, that CSRC approval is not required in this transaction because the Company does not control the Chinese operating entities. They strictly have contractual arrangements with the Chinese companies. Although the CSRC is expected to promulgate formal implementing rules and/or regulations and possibly other clarifications, the procedures, criteria and timing for obtaining any required CSRC approval have not been established and it is unclear when these will be established. Since this offering did not commence prior to the effective date of the regulation and our shares of common stock did not commence trading prior to the effective date of the regulation, if the CSRC determines that the Company exercises control over the Chinese operating entities, we may be required to obtain CSRC approval for this offering and we cannot currently predict the criteria, timing or procedures for obtaining the CSRC approval or the consequences of any failure to obtain such approval.

•
RECENT PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES, LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company or otherwise adversely affect our business.

Other Risks

•	CURRENCY CONVERSION AND EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi (“RMB”) into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar. As a result, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. As our operations are primarily in PRC, any significant revaluation or devaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. We may not be able to hedge effectively against it in any such case. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition. Our operating companies are FIEs to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

•	IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

•	WE MAY EXPERIENCE CURRENCY FLUCTUATION AND LONGER EXCHANGE RATE PAYMENT CYCLES WHICH WILL NEGATIVELY AFFECT THE COSTS OF OUR PRODUCTS SOLD AND THE VALUE OF OUR LOCAL CURRENCY PROFITS.

The local currencies in the countries in which we sell our products may fluctuate in value in relation to other currencies. Such fluctuations may affect the costs of our products sold and the value of our local currency profits. While we are not conducting any meaningful operations in countries other than PRC at the present time, we may expand to other countries and may then have an increased risk of exposure of our business to currency fluctuation.

•	SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC. Under the laws governing foreign invested enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

•
OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

•	WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00.  The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

•
SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADEABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK.

A substantial majority of our outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company's outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years or more and such owner has not been an affiliate for the 90 day period prior to sale. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview

The following discussion is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and operating performance and should be read in conjunction with the financial statements included in this Current Report on Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Our Business

TRBT operates six (6) shopping malls all located in the Chaoyang Street area in the city of Taiyuan, Shanxi Province, China.

Principal Factors Affecting our Financial Performance

We believe that the following factors affect our financial performance:

•	Ability to successfully acquire new shopping malls and increase foot traffic to these locations;
•	Continue to attract consumers to our shopping malls; and
•	Attract profitable retailers to lease space in our shopping malls; and
•	Continue to keep a low debt to asset ratio.

In addition, the following “global” factor will have an affect on our financial performance:

•	Growth of the Economy in China

China’s economy has experience significant growth over the past few years and Chinese consumers have been continuing to spend money at a record breaking pace with no signs of a slowdown and TRBT expects this trend to continue.

Results of Operations

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

TAIYUAN RONGAN BUSINESS TRADING COMPANY LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2007	2006

NET REVENUE
Rental revenue	$7,102,757	$7,621,848
Management services	5,681,368	4,280,103
Total net revenue	12,784,125	11,901,951

OPERATING EXPENSES (INCOME)
General and administrative expenses	6,726,211	7,065,352
Total operating expenses	6,726,211	7,065,352

INCOME FROM OPERATIONS	6,057,914	4,836,599

NON-OPERATING INCOME (EXPENSES)
Interest income	16,789	6,986
Other income	2,473	77,964
Interest expense	(243,721)	(187,099)
Other expense	(159,792)	(19,463)

Total non-operating expenses	(384,251)	(121,612)

NET INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	5,673,663	4,714,987

PROVISION FOR INCOME TAXES	66,375	31,980

NET INCOME BEFORE MINORITY INTEREST	5,607,288	4,683,007

MINORITY INTEREST	1,340,142	1,142,644

NET INCOME	$4,267,146	$3,540,363

Net Revenue:

Net revenue increased by US$882,174 from US$11,901,951 for the year ended December 31, 2006 to US$12,784,125 for the year ended December 31, 2007.

Operating expenses:

Operating expenses decreased by US$339,141, or 4.8%, from US$7,065,352 for the year ended December 31, 2006 to US$6,726,211 for the year ended December 31, 2007.

Incomd from operations:

Income from operations increased by US$1,221,315, or 25%, from US$4,836,599 for the year ended December 31, 2006 to US$6,057,914 for the year ended December 31, 2007 mainly due to the increase in management services revenue and decrease in operating expenses.

Total Non-Operating Income Expenses:

Total Non-Operating Expenses were US$121,612 for the year ended December 31, 2006, compared to US$384,251 for the year ended December 31, 2007.

Net Income Before Minority Interest:

Net Income before Minority Interest was US$4,683,007 for the year ended December 31, 2006 and US$5,607,288 for the year ended December 31, 2007.

Net Income:

Net income was US$3,540,363 for the year ended December 31, 2006, compared to US$4,267,146 for the year ended December 31, 2007, an increase of US$726,783.

LIQUIDITY AND CAPITAL RESOURCES

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.  In 2008, we intend to continue to work to expand our presence in the commercial real estate market, including the acquisition of another shopping mall.

To the extent we are successful in growing our business, identifying potential acquisition targets and negotiating the terms of such acquisition, and the purchase price includes a cash component, we plan to use our working capital and the proceeds of any financing to finance such acquisition costs.  Our opinion concerning our liquidity is based on current information. If this information proves to be inaccurate, or if circumstances change, we may not be able to meet our liquidity needs.

2007 – 2008 Outlook

Over the course of the next few years, we intend to grow and expand our commercial real estate business.  We expect to acquire an additional 3 shopping centers within the next two years.  These acquisitions will be financed either through revenues of the Company or by financings and sales of the Company’s stock or other securities.  In addition, TRBT expects to complete the acquisition of development rights to 3,000 square metric units of prime commercial land.

PLAN OF OPERATIONS

Related Party Transactions

For a description of our related party transactions see the section of the Current Report entitled “Certain Relationships and Related Transactions.”

DESCRIPTION OF PROPERTY

TRBT currently owns majority interests in five wholesale and retail shopping malls located in the Chaoyang Street  district in the city of Taiyuan, Shanxi Province, China.  TRBT maintains onsite management in each of the shopping centers:

1)
Yudu Minpin Shopping Mall (“Yudu”): is located on West Chaoyang Street.  The property is a five story building with total space of 14,000 square meters.  It has 500 commercial tenants engaged in the retail, wholesale and distribution of clothes, shoes, cosmetics, beddings, etc.  Yudu started its business in October 1996 and has been profitable since its inception.  Yudu was voted one of the “Most Trusted Markets” in Shanxi Province by the Provincial Consumer Union and the Best Business Bureau every year since 2001.

2)
Jingpin Clothin City (“Jingpin”):  is located on West Chaoyang Street.  It is a five story building with 7,000 total square footage and 500 commercial tenants engaged in the retail, wholesale and distribution of clothes, shoes, cosmetics, beddings, etc.  Jingpin started its business in December 193 and has been voted the “Most Trusted Markets” in Shanxi Province by the Provincial Consumer Union and the Best Business Bureau every year since 2001.

3)
Longma Shopping Mall (“Longma”):  is located on Chaoyang Street.  The property is a five story building with a total space of 17,000 square meters and 260 commercial tenants engaged in the retail and wholesale of brand name clothing and apparel.  Longma began operations in October 2003 and has been profitable since inception and has also been voted one of the “Most Trusted Markets” in Shanxi province by the Provincial Consumer Union and the Best Business Bureau every year since 2001.

4)
XinDongCheng Clothing Distribution Mall (“XinDongCheng”):  is on Hao Zhuang Main Street which is adjacent to Chaoyang Street.  XinDongCheng is a five story building consisting of 48,000 square meters of space and an additional 11,600 square meters of basement space.  The property has 800 commercial tenants engaged in the retail of clothing and footwear.  Consumers have easy access to the stores at XinDongCheng because of its close proximity to the railroad station and parking for over 100 buses and trucks.  It is an ideal location for distribution centers in the region.

5)
Taiyuan Clothing City (“ClothingCity”):  is centrally located on Chaoyang Street.  It is a six story building with 43,000 square meters of space.  It houses about 1,600 commercial tenants engaged in the retail, wholesale and distribution of clothes, shoes, cosmetics, beddings, etc.  ClothingCity began operations in 1992.  It is one of the largest clothing retail and distribution centers in Shanxi Province.  It is the most popular shopping center in Taiyuan city, and averages about 100,000 visitors daily.  ClothingCity was voted the “Best Market” in Taiyuan City by the City Consumer Union and the Best Business Bureau every year since 2000.  Over the years, ClothingCity has prospered despite the up and down of the market economy.  The property has been profitable since it began operations.  ClothingCity was elected by local and state governments to be honored as the elite “Excellent non-State-run Enterprise of Shanxi Province,” the “Excellent non-State-run Enterprise of Nation” and one of the “Top 100 non-State-run Enterprises of Shanxi Province.”

6)
Longma Shopping Mall West Wing (“Longma West”):  is located on Chaoyang Street.  The property is a six story building with a total space of 43,000 square meters and 400 commercial tenants engaged in the retail and wholesale of brand name clothing and apparel.  Longma West was built in 2006 and has approximately $4,000 of average yearly revenue per square meter.

MANAGEMENT

Appointment of New Directors

In connection with the Exchange Agreement, we appointed 5 new directors to our board and hired 4 new officers.  Furthermore, concurrent with the closing of the Exchange Agreement, Mr. Brian John and Mr. Rich Miller resigned as executive officers and directors of the Company.

Within 90 days of Closing, we expect to hire an English and Mandarin bilingual CFO who is experienced or knowledgeable about U.S. GAAP and public company responsibilities.

The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Aizhong An		Director, Chairman and CEO
Samuel Liu		Director, President, COO and Secretary
Jiming Zhu		Director, Vice-President, CFO and Treasurer
Junhui An		Director and Vice-President
Omar J. Gonzalez		Director

A brief biography of each officer and director are more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

The Employment Contracts we have entered into with these Individuals are more fully described in Section 5.02(e).  The information therein is hereby incorporated in this section by reference.

Family Relationships

Aizhong An is the parent of Junhui An.  Other than this relationship, there are no other family relationships between any of our directors or executive officers and any other directors or executive officers.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives, however, we intend to adopt one in the near future.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

CGDI EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table sets forth all cash compensation paid by China Growth Development, Inc., for the last fiscal year, specifically, the year ending December 31, 2007. The table below sets forth the names and positions for each person at Teeka Tan Products, Inc.. All amounts are in USD.

Name and Principal Position	Year	Salary	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Brian John (1)	2007
Rich Miller (1)	2007
Aizhong An (2)	2007	0	0	0	0	0	0	0	0
Samuel Liu (2)	2007	0	0	0	0	0	0	0	0
Jiming Zhu (2)	2007	0	0	0	0	0	0	0	0
Junhui An (2)	2007	0	0	0	0	0	0	0	0
Omar J. Gonzalez (2)	2007	0	0	0	0	0	0	0	0

(1) On May 7, 2008, we acquired Taiyuan Rongan Business Trading Company Limited in a stock for stock equivalent exchange and in connection with that transaction, Mr. Brian John and Rich Miller tendered their resignation from the board of directors and from all offices held in the Company, effective immediately.

(2) In connection with the stock for stock equivalent exchange between us and Taiyuan Rongan Business Trading Company Limited on May 7, 2008, Aizhong An, Samuel Liu, Jiming Zhu, Junhui An, and Omar Gonzalez were elected officers and directors of the Company effective upon the resignation of Mr. Brian John and Mr. Richard Miller.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.

Employment Contracts

The resigning officers and directors have cancelled, terminated and forgiven any amounts owed under their employment contact. None of the newly appointed officers and directors have entered into employment contracts.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding our common stock beneficially owned on May 7, 2008, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control.  At May 7, 2008, 34,970,001 shares of our common stock were outstanding immediately after the Closing.

Name and Address of Beneficial Owner (1)	Nature of Security	Number of Shares	Percentage of Common Stock
Mandarin Century Holdings, Ltd., BVI (2)	Common Stock	18,991,000	54.26%
Master Power Holdings Group, Ltd., BVI	Common Stock	2,100,100	6%
Accord Success Ltd., BVI	Common Stock	3,150,000	9%
All Possible Group, Ltd., BVI	Common Stock	4,025,000	11.50%
Samuel Liu		-	*
Jiming Zhu		-	*
Junhui An		-	*
Omar Gonzalez		-	*

* denotes less than 1% ownership

(1) Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him.

(2) Mandarin Century Holdings, Ltd., BVI, is 100% owned by Aizhong An.

Reorganization Related Transactions

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:

DESCRIPTION OF SECURITIES

As of May 7, 2008, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000 shares of preferred stock, par value $0.0001 per share.  As of May 7, 2008 and immediately after Closing, an aggregate of 34,970,001 shares of Common Stock were issued and outstanding, including shares issued pursuant to the Closing.  In addition, the Company has (i) 20,000 warrants issued to Charnin, Calhoun and Long of which all are exercisable at $15.00 per share and expire on May 12, 2008; (ii) 10,000 share option to purchase common stock issued to Nidaria with the exercise price of $5.00 and an expiration date of March 2011; (iii) 1,400,000 warrants issued to an entity designated by TRBT with an exercise price of $0.50; and (iv) 500,000 warrants issued to Mirador Consulting with an exercise price of $1.00 and an expiration date of one  year from the date of Closing.

There are no shares of preferred stock outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.  The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 200,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders.  The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock. We currently have no plans to issue any shares of preferred stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, having $0.0001 par value per share ("Common Stock"), is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "CGDI."  Following the Merger, the combined Company will continue to be traded on the OTCBB.

On May 7, 2008, the closing bid quotation for CGDI’s common stock as reported on the OTCBB was $0.75.  The bid price reflects inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Transfer Agent and Registrar

The transfer agent is Florida Atlantic Stock Transfer Company and is located at 7130 Nob Hill Road in Tamarac, Florida 33321.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from and of TRBT. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

LEGAL PROCEEDINGS

Neither we, nor any of our controlled affiliates, including the TRBT Shareholders are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Delaware, Section 102(b)(7) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Webb & Company, P.A. (“Webb”) has served as our independent auditor in connection with the audits of our fiscal years ended December 31, 2007 and 2006.  In connection with this Exchange Agreement, our board of directors recommended and approved the appointment of United International Accountancy Corp. (“UIAC”) as the independent auditor for our subsidiary, TRBT for the fiscal years ended December 31, 2007 and 2006 and during subsequent interim periods though the date of this report.

During the fiscal years ended December 31, 2007 and 2006 and through the date hereof, neither us nor anyone acting on our behalf consulted UIAC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on CGDI’s financial statements, and neither a written report was provided to us or oral advice was provided that UIAC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-B.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, on May 7, 2008, we issued 31,500,000 shares of our Common Stock to the entities designated by TRBT in exchange for 80% of the outstanding capital contributions of TRBT.  Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.  We made this determination based on the representations of the entities designated by TRBT which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the entities and individuals understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(1)    Previous Independent Auditors:

(i) On May 14, 2008, Webb & Company, P.A. was dismissed as independent auditor for the Company.  On May 14, 2008, the Company engaged United International Accountancy Corp. (“UIAC”) as its principal independent accountant.  This decision to engage UIA was ratified by the majority approval of the Board of Directors of the Company.

(ii) Management of the Company has not had any disagreements with UIAC related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  For two the most recent fiscal years and the subsequent interim period through Webb’s termination on May 14, 2008, there has been no disagreement between the Company and Webb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Webb would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(iii) The Company’s Board of Directors participated in and approved the decision to change independent accountants.

(iv) In connection with its audit of financial statements through December 31, 2007and 2006, there have been no disagreements with Webb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Webb would have caused them to make reference thereto in their report on the financial statements.

(v) During the most recent audit period and the interim period through May 14, 2008 there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

(vi) The Company requested that Webb furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as an Exhibit to this Form 8-K.

(2)    New Independent Accountants:

(i) The Company engaged United International Accountancy Corp. (“UIAC”) as its new independent auditors as of May 14, 2008.  Prior to such date, the Company, did not consult with UIAC regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on May 7, 2008, we issued 31,500,000 shares of our Common Stock to entities designated by TRBT in exchange for the transfer of 80% of the outstanding capital contributions of TRBT to us.  As such, immediately following the Closing of the Exchange Agreement, the entities designated by TRBT held approximately 90% of the total combined voting power of all classes of our outstanding stock entitled to vote.

In connection with the Closing of the Exchange Agreement, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report on Form 8-K, Brian John and Richard Miller resigned as executive officers and members of our board of directors.  Further, effective May 7, 2008, Aizhong An, Samuel Liu, Jiming Zhu, Junhui An and Omar J. Gonzalez (the “New Directors”) were appointed as members of our board of directors.  Finally, effective May 7, 2008, our New Directors appointed Aizhong An as our Chairman and CEO, Samuel Liu as our President, COO and Secretary, Jiming Zhu as our Vice President, CFO and Treasurer and Junhui An as our Vice President.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective May 7, 2008, Brian John and Rich Miller resigned as members of our board of directors. There were no disagreements between them and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective May 7, 2008, Brian John and Rich Miller resigned as our executive officers.

(c)   Appointment of Directors

Effective May 7, 2008, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
Aizhong An		Chairman
Samuel Liu		Director
Jiming Zhu		Director
Junhui An		Director
Omar J. Gonzalez		Director

The business background descriptions of the newly appointed directors are as follows:

Aizhong An, Chairman of China Growth Development, Inc.
Mr. Aizhong An, is a seasoned and well respected Chinese business executive. In 1969, after military service, Mr. An returned to his hometown Taiyuan Hao Zhuang (Good Village), and worked as a deputy manager of a local business management group. Mr. An founded privately owned TRBT Industry Co., Ltd. in 1985. He was recognized as a business pioneer, as TRBT was a “non-state-run enterprise,” a rarity in China in 1985. TRBT enjoys great success. In 1991, Mr. An founded Taiyuan Clothing City Group Company Limited (“TCCG”). TCCG’s Main business was and is the development and management of a shopping and distribution centers. Mr. An serves as President & CEO of TCCG. In 2002, TCCG had over 5000 distributors and retailers in their centers. The group’s growth supported and benefited from the growth of China’s consumer demands. By the end of 2004, TCCG had five centers and 9 locations and assets that total over 800 million Yuan. Mr. An’s leadership made TCCG the largest shopping and distribution center group in Shanxi province. The properties managed under his leadership are the most recognized distribution outlets in the northern China region.

Samuel Liu, Director of China Growth Development, Inc.
Mr. Liu, was a senior manager in a large trading company (annul revenues over 300 million dollars) in America from 1986 – 1991. From 1994 – 2002 he was the president of a nutri-ceuticals manufacturer (annual revenues over 80 million dollars). Mr. Liu is active in founding, organizing and managing a number of foreign investment projects to China, and he counsels China companies in doing business in US, and in mergers with public companies in America. Mr. Liu has a Master of Arts degree from Beijing University, 1984.

Jiming Zhu, Director of China Growth Development, Inc.
Mr. Jiming Zhu, started work as an accountant for local Hao Zhuang management group in 1972. In 1983, he became one of managers in the group. In 1991, he joined TRBT Industry group. He was co-founder of Taiyuan Royal City Shopping Mall and worked as General manager since 1996. Mr. Zhu was elected as “Manager of the year” of “non-state-run Enterprise” in Taiyuan every year since 1996

Junhui An, Director of China Growth Development, Inc.
Ms. Junhui An, started work as Human Resources manager in ClothingCity in 1996. During 1996-2002, she did an excellent job of recruiting strong management teams for ClothingCity and was named General Manager of ClothingCity in 2002 and she was elected as one of the best Women worker in Taiyuan city in 2003

Family Relationships
Aizhong An is the parent of Junhui An.  Other than this relationship, none of the other officers or directors have any familial relationships with any other officers or directors of the Company.

(d) Appointment of Officers

Effective May 7, 2008, the newly appointed directors described above in Item 5.02(c) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Aizhong An		Chairman and CEO
Samuel Liu		President/COO/Secretary
Jiming Zhu		Vice-President/CFO/Treasurer
Junhui An		Vice-President

 Please see Section 5.02(c) of this current report, whose information is herein incorporated by reference.

(e) Employment Agreements of the Executive Officers

The Company has not entered into a formal employment arrangement with the Executive Officers.

Item 9.01 Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of TRBT as of December 31, 2007 and 2006 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference:

1.	The Unaudited Pro Forma Condensed Combined Balance Sheet of CGDI as of December 31, 2007
2.	The Unaudited Pro Forma Condensed Combined Statements of Operations of CGDI as of December 31, 2007

(c)  SHELL COMPANY TRANSACTIONS

None.

(d)  EXHIBITS

Exhibit No.	Description
2.1	Stock for Stock Equivalent Exchange Agreement and Plan, dated November 12, 2007, among the Company, the stockholders of the Company, and TRBT
16.1	Letter from Webb & Company, P.A.
3.1*	Articles of Incorporation of the Company as filed with the Secretary of State of Delaware
99.1	The Audited Consolidated Financial Statements of TRBT as of December 31, 2007 and 2006.
99.2	The Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations of China Growth Development, Inc. as of December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GROWTH DEVELOPMENT, INC.

Date: May 14, 2008	By:	/s/ Sam Liu
Sam Liu Director